UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2004

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	1-11288 (Commission File Number)	39-0168610 (I.R.S. Employer Identification No.)

6100 North Baker Road

Milwaukee, WI 53209

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement and Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 27, 2004, Actuant Corporation (the “Company” or “Actuant,”) entered into an Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Illinois)), as Administrative Agent for the revolving loan facility and the term loan facility, Wachovia Bank, National Association, and U.S. Bank, National Association, as Syndication Agents for the revolving loan facility and the term loan facility, LaSalle Bank N.A. and M&I Marshall & Ilsley Bank, as Document Agents for the revolving loan facility, and Bank of America, N.A. and Harris Trust & Savings Bank, as Document Agents for the revolving loan facility. This Amended and Restated Credit Agreement (the “amended senior credit facility”) amended the Company’s outstanding senior credit facility.

The amended senior credit facility provides for a $250.0 million term loan in addition to the existing $250.0 million revolving credit facility. The $250.0 million term loan initially bears interest at LIBOR plus 1.50% and will be repaid in installments starting in fiscal 2007. In connection with entering into the amended senior credit facility, the Company incurred approximately $2.5 million of debt issuance costs, which will be amortized over the five year period of the term loan. Both the revolving credit facility and the term loan will mature in 2009.

The Company used the proceeds from the $250.0 million term loan to finance the acquisition of Key Components, Inc. (“KCI”) which is discussed below.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 27, 2004, the Company acquired all of the outstanding capital stock of KCI for an aggregate purchase price of approximately $315 million (which includes the assumption of KCI’s $80 million aggregate principal amount of 10.5% senior subordinated notes due 2008 (the “KCI senior notes”)). In connection with the acquisition, on December 27, 2004, the Company made an irrevocable cash deposit with the trustee of the KCI senior notes in an amount equal to the anticipated redemption price of the KCI senior notes and provided notice to redeem the KCI senior notes. The redemption of the KCI senior notes is expected to occur on January 26, 2005.

The Company financed the acquisition of KCI and paid related costs and expenses with the proceeds from the new $250 million term loan discussed above in Item 1.01 of this Form 8-K.

Item 8.01 Other Events

In connection with the Company’s acquisition of KCI, on December 28, 2004, the Company sold 2,875,000 shares of Class A Common Stock in a public underwritten offering for a per share purchase price of $49.50 per share (the “offering”). The Company expects to receive net proceeds of approximately $133.9 million from the offering. The Company intends to use the net proceeds from the offering, together with the remaining proceeds from the new $250 million term loan discussed above, to repay credit and/or commercial borrowings, including amounts borrowed in connection with the Company’s irrevocable election to redeem the KCI senior notes as discussed above, and pay related costs and expenses.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements Of Businesses Acquired.

99.1	Consolidated financial statements of KCI: To be filed by amendment within the time period prescribed by the SEC.

(b)	Pro Forma Financial Information.

99.2	The following unaudited pro forma condensed consolidated financial information of Actuant and KCI (To be filed by amendment within the time period prescribed by the SEC.):

•	Pro forma condensed consolidated balance sheet as of August 31, 2004;
•	Pro forma condensed consolidated statement of earnings for the fiscal year ended August 31, 2004; and
•	Notes to such pro forma financial statements.

(c)	Exhibits

2.1	Stock Purchase Agreement, dated as of November 18, 2004, by and among Actuant Corporation, Key Components, Inc., and the Shareholders of Key Components, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K filed on December 16, 2004).

2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of December 3, 2004, by and among Actuant Corporation, Key Components, Inc., and the Shareholders of Key Components, Inc. (Incorporated by reference to Exhibit 2.2 to the Company’s Amendment No. 1 to Current Report on Form 8-K filed on December 16, 2004).

2.3	Amendment No. 2 to Stock Purchase Agreement, dated as of December 16, 2004, by and among Actuant Corporation, Key Components, Inc., and the Shareholders of Key Components, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 22, 2004).

4.8	Amended and Restated Credit Agreement dated as of December 27, 2004 among the Company and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Illinois)), as Administrative Agent for the revolving loan facility and the term loan facility, Wachovia Bank, National Association, and U.S. Bank, National Association, as Syndication Agents for the revolving loan facility and the term loan facility, LaSalle Bank N.A. and M&I Marshall & Ilsley Bank, as Document Agents for the revolving loan facility, and Bank of America, N.A. and Harris Trust & Savings Bank, as Document Agents for the revolving loan facility.

23.1	Consent of PricewaterhouseCoopers LLP: To be filed by amendment within the time period prescribed by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION (Registrant)

Date: December 29, 2004	By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur Executive Vice President and Chief Financial Officer